Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas L. Strickland, Christopher J. Walsh and Dannette L. Smith, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-4 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

/s/ Stephen J. Hemsley
Stephen J. Hemsley Director, President and Chief Executive Officer (principal executive officer)
Dated: December 26, 2007

/s/ George L. Mikan III
George L. Mikan III Executive Vice President and Chief Financial Officer (principal financial officer)
Dated: December 26, 2007

/s/ Eric S. Rangen
Eric S. Rangen Senior Vice President and Chief Accounting Officer (principal accounting officer)
Dated: December 26, 2007

/s/ William C. Ballard, Jr.
William C. Ballard, Jr. Director
Dated: December 11, 2007

/s/ Richard T. Burke
Richard T. Burke Director
Dated: December 26, 2007

/s/ Robert J. Darretta
Robert J. Darretta Director
Dated: December 20, 2007

/s/ Michele J. Hooper
Michele J. Hooper Director
Dated: December 26, 2007

/s/ James A. Johnson
James A. Johnson Director
Dated: December 26, 2007

/s/ Thomas H. Kean
Thomas H. Kean Director
Dated: December 17, 2007

/s/ Douglas W. Leatherdale
Douglas W. Leatherdale Director
Dated: December 11, 2007

/s/ Mary O. Mundinger, Dr. P.H.
Mary O. Mundinger, Dr. P.H. Director
Dated: December 12, 2007

/s/ Robert L. Ryan
Robert L. Ryan Director
Dated: December 26, 2007

/s/ Gail R. Wilensky, Ph. D.
Gail R. Wilensky, Ph.D. Director
Dated: December 26, 2007

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